UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2021

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)

2055 Gateway Place, #480, San Jose, California (Address of Principal Executive Offices)	95110 (Zip Code)

972-9-952-9696
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	DSPG	The NASDAQ Stock Market LLC

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Agreement and Plan of Merger

On August 30, 2021, DSP Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Synaptics Incorporated, a Delaware corporation (“Parent”), and Osprey Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the “Merger Sub”). The Merger Agreement provides, subject to its terms and conditions, for the acquisition of the Company by Parent at a price of $22.00 per share of the Company’s common stock, $0.001 par value per share (each, a “Share”), in cash, without interest and subject to deduction for any required withholding tax (the “Merger Consideration”), through the merger of the Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Company’s Board of Directors (the “Board”) has unanimously approved the Merger and the Merger Agreement and recommended that stockholders adopt the Merger Agreement, and the Company has agreed to hold a stockholders’ meeting to submit the Merger Agreement to its stockholders for their consideration.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

●

each Share that is issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company , all of which will be canceled, and Shares held by holders who properly exercise their appraisal rights under Delaware law) will be automatically converted into the right to receive the Merger Consideration;

●

each Company stock option that is outstanding, vested and unexercised immediately prior to the Effective Time will be canceled and converted into the right to receive in cash the excess, if any, of the Merger Consideration over the exercise price per share of such stock option; provided that, in the event that the exercise price of any such vested stock option is equal to or greater than the Merger Consideration, such stock option will be canceled, without any consideration being payable in respect thereof and have no further force or effect;

●

each Company stock appreciation right (a “Company SAR”) that is outstanding, vested and unexercised immediately prior to the Effective Time will be canceled and converted into the right to receive in cash the excess, if any, of the Merger Consideration over the base appreciation price per share of such Company SAR; provided that, in the event that the base appreciation price of any such Company SAR is equal to or greater than the Merger Consideration, such Company SAR will be canceled, without any consideration being payable in respect thereof and have no further force or effect;

●

each Company restricted stock unit (a “Company RSU”) that is outstanding and vested prior to the Effective Time and has not been settled immediately prior to the Effective Time will be canceled and converted into the right to receive in cash the Merger Consideration;

●

each Company stock option, Company SAR and Company RSU that is outstanding and unvested immediately prior to the Effective Time will be canceled and replaced with a restricted stock unit for Parent common shares. In the case of Company stock options and Company SARs, the number of restricted stock units for Parent common shares will be determined by dividing the spread of the Company stock option or Company SAR by the Parent Stock Price (as defined in the Merger Agreement). In the case of Company RSUs, the number of restricted stock units for Parent common shares will be determined using an exchange ratio designed to preserve the intrinsic value of such Company RSU; and

●

each Company performance stock unit that is outstanding and vested prior to the Effective Time and has not been settled immediately prior to the Effective Time will be canceled and converted into the right to receive the Merger Consideration.

Pursuant to the Merger Agreement, the Company will take actions necessary with respect to the Company’s Amended and Restated 1993 Employee Stock Purchase Plan (the “ESPP”) to provide that, among other things, (i) any ongoing offering period under the ESPP will be terminated prior to the Effective Time, (ii) no new offering period under the ESPP will commence during the period between the date of the Merger Agreement and the Effective Time and (iii) the ESPP will terminate on the date immediately prior to the Effective Time.

The Merger Agreement contains customary representations and warranties from both the Company, on the one hand, and Parent and the Merger Sub, on the other hand. It also contains customary covenants, including covenants providing for each of the Company and Parent to use its reasonable best efforts to cause the Merger to be consummated, and covenants requiring the Company, among other things, (i) to use commercially reasonable efforts to conduct its business in the ordinary course in all material respects, substantially consistent with past practice, during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) not to engage in specified types of transactions during such period and (iii) not to solicit proposals or engage in discussions relating to alternative acquisition proposals or change the recommendation of the Board to the Company’s stockholders regarding the Merger Agreement, in each case except as otherwise permitted by the Merger Agreement, including in connection with the compliance by the Board with its fiduciary duties under applicable law. In addition, the Company has agreed to file a proxy statement and cause a special stockholders meeting to be held regarding the adoption of the Merger Agreement, and, subject to certain customary exceptions, that the Board will unanimously recommend that the stockholders of the Company approve the adoption of the Merger Agreement and to not withdraw or modify that recommendation.

Completion of the Merger is subject to customary closing conditions, including (i) adoption of the Merger Agreement by the Company’s stockholders, and (ii) the absence of governmental injunctions or other legal restraints prohibiting the Merger. In addition, the obligation of each party to consummate the Merger is conditioned upon, among other things, the accuracy of the representations and warranties of the other party (subject to certain materiality exceptions), and material compliance by the other party with its covenants under the Merger Agreement. Parent’s obligation to consummate the Merger is also conditioned on the absence of a “Company Material Adverse Effect,” as defined in the Merger Agreement. Parent’s obligations under the Merger Agreement are not subject to any financing condition.

The Merger Agreement may be terminated, subject to the terms and conditions of the Merger Agreement: (i) by mutual written agreement of Parent and the Company, (ii) by either Parent or the Company, if a governmental injunction or other legal restraint in certain jurisdictions prevents the consummation of the Merger, (iii) by either Parent or the Company, if the requisite vote of the Company’s stockholders has not been obtained or (iv) by either Parent or the Company upon the other party’s uncured material breach of any representation, warranty, covenant or agreement under the Merger Agreement. The Merger Agreement may also be terminated by the Company to enter into an agreement with respect to a superior proposal, subject to specified conditions, and by Parent, if the Board changes its recommendation regarding the Merger, the Board’s recommendation is not included in the Company’s proxy statement for the Merger, or the Board fails to reaffirm its recommendation in response to an alternative acquisition proposal. In addition to the foregoing termination rights, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by January 30, 2022.

If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company will be required to pay Parent a termination fee of $19,774,000 (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a superior proposal).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, the Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and Parent and the Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties in negotiating the terms of the Merger Agreement, including information in confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of specified dates, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and the Merger Sub, on the other hand, rather than establishing matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Parent, the Merger Sub or their respective subsidiaries or affiliates at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 8.01. OTHER EVENTS

On August 30, 2021, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will file relevant materials with the Securities and Exchange Commission (“SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting related to approval of the proposed Merger. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE MATERIALS THAT THE COMPANY FILES WITH THE SEC, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER.

The preliminary proxy statement, the definitive proxy statement and other relevant materials for the Company’s stockholders in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.dspg.com) or by writing to the Company at 2055 Gateway Place, San Jose, California 95110, attention Investor Relations.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in in the Company’s proxy statement on Schedule 14A filed with the SEC on April 30, 2021 and subsequent changes made by such persons on the Statement of Changes in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants and their direct and indirect interests in the proposed Merger will be set forth in the proxy statement and other materials to be filed by the Company in connection with the proposed Merger.

Cautionary Statement Regarding Forward-Looking Statements

The materials contained herein and referenced thereby contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give current expectations and projections relating to financial condition, results of operations, plans, objectives, future performance and business by the Company and Parent, including expectations regarding the proposed Merger, the expected timetable for completing the proposed Merger and the potential benefits of the proposed Merger, including expected synergies, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect the best judgment of the Company and Parent, and are based on several factors relating to the operations and business environment of the Company and Parent, all of which are difficult to predict and many of which are beyond the companies’ control. Such factors include, but are not limited to, the possibility that various conditions to the consummation of the proposed Merger will not be satisfied or waived, the ability to successfully integrate the acquired business into Parent’s portfolio, the failure to realize the anticipated benefits of the proposed Merger and expected synergies related thereto, adverse impact associated with the announcement or pendency of the proposed Merger on the business relationships, operating results and employees of the Company and Parent, the risk that the business, results of operations and financial condition and prospects of the Company and Parent may be materially and adversely affected by the COVID-19 pandemic and that significant uncertainties remain related to the impact of COVID-19 on their business operations and future results; global supply chain disruptions and component shortages that are currently affecting the semiconductor industry as a whole; the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of the most recent Annual Report on Form 10-K and the most recent Quarterly Report on Form 10-Q; and other risks as identified from time to time in the SEC reports of the Company and Parent. Forward-looking statements are based on information available to the Company and Parent on the date hereof, and neither company has, and each expressly disclaims, any obligation to publicly release any updates or any changes in expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Actual results and the timing of certain events could differ materially from the forward-looking statements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

d. Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger by and among DSP Group, Inc., Synaptics Incorporated and Osprey Merger Sub, Inc., dated as of August 30, 2021.

99.1	Joint Press Release of DSP Group, Inc. and Synaptics Incorporated, dated August 30, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger have been omitted and the Company agrees to furnish supplementally a copy of any such omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: August 30, 2021	By:	/s/ Dror Levy
Dror Levy Chief Financial Officer and Secretary